Exhibit 10.24

DON DAVID GOLD MEXICO S.A. DE C.V.

Las Rosas No. 339

Col. Reforma, Oaxaca, Oaxaca

CP 68050

Mexico

Ph. +52 951 5216 8258

30th April 2014

Amendment 1 to Purchase Contract 103-14CMX-011-1-P

With  respect to contract 103-14CMX-011-0-P, concluded on the 12th December 2013 (the “Contract”) between TRAFIGURA MEXICO S.A. DE C.V.,  Reforma 115 piso 21, despacho 2102, Col. Lomas de Chapultepec, Mexico D.F., Mexico (the “Buyer”) and DON DAVID GOLD MEXICO S.A. DE C.V., Las Reforma No. 339 Col. Reforma, Oaxaca, Oaxaca,  CP 68050Mexico (the “Seller”), Buyer and Seller hereby agree to amend the Contract Agreement as follows:

The Effective Date of this Amendment shall be 30th April 2014.

QUANTITY AND QUALITY

In consideration of the lower than previously advised 2014 Lead deliveries from the Seller to the Buyer, the parties agree to extend the Zinc sale and purchase agreement to December 31, 2015.  100% of El Aguila’s zinc concentrates (the “Concentrate”) production estimated to be 22,000 DMT in monthly deliveries of approximately 1,800 DMT between January 2014 to December 31, 2014 and 100% of El Aguila’s 2015 zinc production. The Seller shall on a best efforts basis advise the Buyer of the estimated 2015 monthly deliveries prior to the end of 2014.

Assays as follows:

Zn	50 - 53%
Ag	200 - 500 g/dmt
Au	4.0 - 12.0 g/dmt
Sb	0.01 - 0.02%
Cd	0.2 - 0.4%
Bi	0.005 - 0.01%
As	0.2 - 0.3%
Pb	2.0 - 4.0%
S	20 - 30%
Fe	2 - 6%
SiO2	4 - 7%
Hg	8 - 20 ppm
Ni	50 - 80 ppm
Te	150 - 200 ppm
Cr	25 - 75 ppm

In the event the actual assays are outside of the above described contractual assays both parties agree to discuss in good faith to reach a solution in line with prevailing market terms.

The Concentrate shall otherwise be free from deleterious impurities harmful to the smelting and / or refining processes and shall be able to withstand the voyage, upon all customary forms of transportation, to the destination intended by the Buyer.  The Concentrate shall conform to all local regulations and the IMO / BC Code of Safe Practice for Solid Bulk Cargoes. Seller shall promptly present valid TML, FMP and moisture certificates if so requested by Buyer.

Amendment 1 to Purchase Contract                    103-14CMX-011-0-P2

IN WITNESS WHEREOF the parties have executed this document as of the respective dates specified below with effect from the Effective Date specified on the first page of this document.

Accepted:

/s/ Jason D. Reid__________________________ DON DAVID GOLD MEXICO S.A. DE C.V. (signed by fully authorised signatory)	/s/Juan Antonio Moran________________ TRAFIGURA MEXICO S.A. DE C.V. (signed by fully authorised signatory)